Exhibit 5

December 3, 1999

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation ("Newmont Mining"), with the Securities and Exchange Commission (the "Commission") relating to (i) shares of common stock, par value $1.60 per share, of Newmont Mining (the "Common Shares"), and (ii) warrants to purchase Common Shares (the "Common Stock Warrants"). The Common Shares and the Common Stock Warrants are collectively referred to herein as the "Securities". The Securities are being registered for issuance from time to time pursuant to Rule 415 under the Securities Act in connection with acquisitions by Newmont Mining of businesses, properties or other assets. The aggregate public offering price of the Securities will not exceed $50,000,000. The Common Stock Warrants are to be issued pursuant to the terms of a Warrant Agreement (the "Common Stock Warrant Agreement"), in the form filed as Exhibit 4.4 to the Registration Statement, between Newmont Mining and a bank or trust company to be named by Newmont Mining (the "Common Stock Warrant Agent").

     Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

     1. With respect to the Common Shares, when (i) the issuance of the Common Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Common Shares have been duly executed by Newmont Mining, countersigned by the transfer agent therefor and duly delivered to the recipients in exchange for their transfer of the relevant businesses, assets or properties to Newmont Mining, the Common Shares will be validly issued, fully paid and nonassessable.

     2. With respect to the Common Stock Warrants, when (i) the Common Stock Warrant Agreement pursuant to which the Common Stock Warrants are to be issued has been duly authorized, executed and delivered by Newmont Mining and the Common Stock Warrant Agent, (ii) the issuance of the Common Stock Warrants, and the issuance of the Common Shares issuable upon exercise of the Common Stock Warrants, have been duly authorized by appropriate corporate action, (iii) the certificates representing the Common Stock Warrants have been duly executed by Newmont Mining and countersigned by the Common Stock Warrant Agent in accordance with the provisions of the Common Stock Warrant Agreement and duly delivered to the recipients thereof in exchange for their transfer of the relevant businesses, assets or properties to Newmont Mining, (iv) the Common Stock Warrants are duly exercised, and the exercise price therefor paid, in accordance with the terms of the Common Stock Warrants and the Common Stock Warrant Agreement, and (v) the certificates for the Common Shares issuable upon exercise of the Common Stock Warrants have been duly executed by Newmont Mining, countersigned by the transfer agent therefor and duly delivered to the persons entitled thereto upon such exercise, (x) the Common Stock Warrants will be valid and legally binding obligations of Newmont Mining, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (y) the Common Shares issued upon exercise of the Common Stock Warrants will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Opinion" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,



                              /s/ White & Case LLP
                              ---------------------
                              White & Case LLP


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